EXHIBIT 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, MARK M. MCGUIRE, EARL R. FRANKLIN, DAVID M. O’LOUGHLIN or LIZBETH L. WRIGHT his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of Eaton Corporation, an Ohio corporation (the “Corporation”), to any and all registration statements and any amendments thereto filed with the Securities and Exchange Commission for the purpose of registering the Corporation’s Common Shares and/or participation interests issuable or issued in connection with the following employee benefit plan:
Eaton Savings Plan
giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not apply to any registration statement or amendment filed after June 30, 2008.
     IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 24th day of October, 2007.

Alexander M. Cutler	Richard H. Fearon

Alexander M. Cutler, Chairman and Chief Executive Officer; President; Principal Executive Officer; Director	Richard H. Fearon, Executive Vice President; Chief Financial and Planning Officer; Principal Financial Officer

Billie K. Rawot

Billie K. Rawot, Vice President And Controller; Principal Accounting Officer

Michael J. Critelli	Charles E. Golden

Michael J. Critelli, Director Vice President and Controller; Principal Accounting Officer	Charles E. Golden

Ernie Green	Ned C. Lautenbach

Ernie Green, Director	Ned C. Lautenbach, Director

Deborah L. McCoy	John R. Miller

Deborah L. McCoy, Director	John R. Miller, Director

Gregory R. Page	Victor A. Pelson

Gregory R. Page, Director	Victor A. Pelson, Director

Gary L. Tooker	Christopher M. Conner

Gary L. Tooker, Director	Christopher M. Conner, Director